EXHIBIT 10.42
EXHIBIT
(Non-Compete)
Optionee agrees that for the period beginning on the Date of Grant and ending one (1) year after Optionee’s termination of employment, Optionee will not, as an individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, other than as a 2% or less shareholder of a publicly traded corporation, do any of the following:
     a. Carry on any business or become involved in any business activity, which is (i) competitive with the business of the Company (or a subsidiary or joint venture of the Company), as presently conducted and as said business may evolve in the ordinary course, and (ii) a business or business activity in which Optionee was engaged in the course of Optionee’s employment with the Company (or a subsidiary or joint venture of the Company);
     b. Recruit, solicit or hire, or assist anyone else in recruiting, soliciting or hiring, any employee of the Company (or any subsidiary or joint venture of the Company), for employment with any competitor of the Company (or of any subsidiary or joint venture of the Company);
     c. Induce or attempt to induce, or assist anyone else to induce or attempt to induce, any customer of the Company (or any subsidiary or joint venture of the Company), with whom Optionee or anyone under Optionee’s supervision has dealt, or about whom Optionee has been provided any confidential information, to discontinue, divert, reduce or not renew its business with the Company (or with any subsidiary or joint venture of the Company), or disclose to anyone else any confidential information relating to the identities, preferences, and/or requirements of any such customer; or
     d. Engage in any other conduct inimical, contrary or harmful to the interests of the Company (or any subsidiary or joint venture of the Company), including, but not limited to, conduct related to Optionee’s employment, or violation of any Company policy.
     Remedies.
     a. In the event of a breach or threatened breach of this Exhibit, the Company shall be entitled, in addition to any other legal or equitable remedies it may have, to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Optionee hereby expressly acknowledges that the harm which might result as a result of any noncompliance by Optionee would be largely irreparable, and Optionee agrees that if there is a question as to the enforceability of any of the provisions of this Exhibit, Optionee will abide by the Exhibit until after the question has been resolved by a final judgment of a court of competent jurisdiction.

     b. The parties acknowledge and agree that the restrictions contained in this Exhibit are reasonable in light of, among other things, the following: (i) The parties’ expectations regarding the Exhibit are based on the law of Missouri, where the Company is headquartered and has its principal place of business; (ii) The Company hereby agrees, as a result of Optionee’s agreeing to this Exhibit, that the Company shall provide Optionee with confidential, competitively-sensitive and proprietary information; (iii) The Company competes both throughout the United States and in international markets; and (iv) The confidential and competitively-sensitive information which Optionee shall be provided, the customer and other business relationships that Optionee shall be allowed to develop, enhance and/or solidify, and the other benefits that Optionee is receiving as the result of agreeing to this Exhibit, justify the restrictions contained herein.

EXHIBIT
(Change of Control)
Notwithstanding Paragraph 2 of this Option Agreement, in the event of a Change of Control (as hereinafter defined) Optionee may purchase 100% of the total number of shares to which this option relates. For the purposes of this Exhibit, a Change of Control means:
     a. The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or
     b. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Board” and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or
     c. Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.